Exhibit 99.1

Letter to Shareholders from Marcus Lemonis, Executive Chairman and CEO:

The Growth Phase

MURRAY, Utah – April 2, 2026 – Bed Bath & Beyond, Inc. (NYSE: BBBY) (“Bed Bath & Beyond” or “BBBY”) has issued the following letter from Marcus Lemonis, Executive Chairman and Chief Executive Officer of Bed Bath & Beyond:

Dear Shareholders,

I want to start by sharing how I think about the acquisition of The Container Store, Elfa, and Closet Works, and why I believe this transaction is a critical step for our company.

For the past eighteen months, we have studied this business closely. In 2024, we had the opportunity to invest and chose not to move forward due to my concerns around leadership, strategic direction of the brand, and the health of the company’s balance sheet. Shortly thereafter, the business entered bankruptcy.

What I saw over time was a business with strong brand equity, a desirable physical footprint, and, most importantly, a group of teammates who care deeply about the customer.

This transaction will fill critical gaps in both our retail and home services strategy.  As we build our company platform, any additional assets including talent must serve a clear purpose to our company’s long-term strategy.

With that context, I am pleased to share the actions we have taken.

I believe today marks the beginning of our next phase of growth.

Alongside early signs of revenue growth and earnings improvement in the first quarter of 2026 vs. the first quarter of 2025, we have closed on the acquisition of Kirkland’s and signed definitive agreements to bring The Container Store, Elfa, and Closet Works into our Everything Home ecosystem.

Additional details regarding these transactions will be provided in our forthcoming filings.

We have been disciplined in how we approach transactions, and we believe the acquisitions we have completed to date validate our approach. Each has been structured to be accretive, operationally actionable, and aligned with our long-term strategy.

We are actively working on additional acquisitions across each of our pillars and look forward to providing updates as those opportunities progress.

Kirkland’s will operate just over 230 locations nationwide and has been a leader in home décor and seasonal merchandise since 1966. We believe this addition strengthens our presence in key categories that drive both traffic and margin, while providing a flexible store base that can be integrated into our broader platform.

We have also signed definitive agreements to merge three premium businesses into our company, The Container Store, Elfa, and Closet Works, each aligned with our three pillar strategy: the Omni Channel Retail Pillar, the Products and Services Pillar, and the Home Services Pillar.

Pursuant to these agreements, we have agreed to acquire Elfa, one of the world’s leading home organization systems based in Malmö, Sweden, and Closet Works, based in the greater Chicago area. These businesses will serve as foundational anchors of our Home Services Pillar.

In addition, we have agreed to acquire The Container Store, founded in Dallas, Texas, which will join Bed Bath and Beyond, Overstock.com, buybuybaby.com, and Kirkland’s to round out our Omni Channel Retail Pillar.

From a transaction standpoint, we were disciplined in how we structured this agreement. The consideration includes our common stock priced at $7.00 per share and notes convertible into our common stock at approximately $9.10 per share, respectively, representing a meaningful premium to our recent trading levels, including our 30-day volume weighted average price. We believe this structure reflects the value of our platform, aligns all parties around long-term performance, and reinforces our commitment to executing transactions that are both strategically and economically sound.

We were pleased that these sophisticated investors shared in our vision and recognized the value of our ability to execute on the synergies of the platform at scale that we are creating in our Everything Home ecosystem.

We believe we have assembled a lineup of brands that covers the most important categories that help turn a house into a home, with a clear mandate to make that process simple and affordable.

We have studied The Container Store business for over eighteen months because it brings not only more than 100 trophy locations, but also a culture and operating discipline that aligns with the standards we are building. These locations represent over 2.2 million square feet of premium retail space.

Today, the utilization of those assets falls below our expectations. We see a meaningful opportunity to better leverage these locations by expanding assortment, introducing additional brands, and creating a more comprehensive experience for the homeowner.

As part of this reimagination, these locations will be branded The Container Store / Bed Bath and Beyond.

With an average footprint of approximately 21,000 square feet per store, these locations will feature a combination of merchandise across bed, bath, storage and organization, kitchen, and entertaining. More importantly, they will significantly expand their existing home services offering.

In addition to modular and custom closets, we will introduce flooring, lighting, kitchen, laundry room, and bathroom cabinetry, creating a more complete solution, which we believe will help drive both revenue and margin expansion.

The Home Services Pillar is central to this strategy.

Elfa and Closet Works establish our capability in design, customization, and installation, allowing us to move beyond product sales into full service solutions and bring us closer to the homeowner.

At the same time, we continue to build the Products and Services Pillar through insurance, financial, and transaction-based offerings that complement both our retail and home services businesses.

Leadership

Execution of this strategy is anchored by a cohesive senior leadership team at the Bed Bath and Beyond parent company.

Amy Sullivan will serve as President, responsible for the performance and integration of the entire enterprise across all three pillars. Additionally, she will oversee the Omni Channel Retail Pillar, including the performance and integration of our retail brands including Overstock.com, Bed Bath and Beyond, The Container Store, Kirkland’s, and buybuybaby.com. She brings deep experience across merchandising, store operations, and brand development, and will lead the continued scaling of our ecosystem.

Lisa Foley will transition from Chief Marketing Officer to Chief Operating Officer, with responsibility for operational execution across the enterprise.

Brian LaRose will serve as Chief Financial Officer, overseeing financial strategy, capital allocation, and performance discipline.

Together, Amy, Lisa, and Brian will form the senior leadership team with me, working together to execute our strategy and integrate our acquisitions.

At the operating level, we will continue to empower experienced leaders within our businesses.

Anders Hahn will be named Chief Executive Officer of Elfa. Having served as President for the past ten years, Anders will lead the continued growth and expansion of Elfa.

Adrianne Lee has decided to leave the Company at the end of April to pursue a new opportunity.  I appreciate her service and contributions to the Company over the past six years and wish her well in her future endeavors.

Execution

We are focused on disciplined integration, clear execution, and delivering shareholder value.  We believe we can deliver at least $40 million of annualized cost savings and productivity efficiencies within 12 to 18 months from fully integrating Kirkland’s Home, The Container Store, Elfa, and Closet Works.

We anticipate closing the acquisition of The Container Store, Elfa, and Closet Works in July 2026.

Closing

These transactions mark a significant step in building our three pillar Everything Home ecosystem.

We are strengthening our Omni Channel Retail Pillar, establishing the foundation of our Home Services Pillar, and continuing to build our Products and Services Pillar in a way that connects how customers shop, improve, and manage their homes.

The strategy is set. Now it is about execution. Integrating these businesses, unlocking their full potential, and delivering measurable results.

We are confident in our strategy, our team, and the long-term value we are building.

Thank you for your continued support.

Sincerely,

Marcus Lemonis
Executive Chairman and Chief Executive Officer
Bed Bath and Beyond, Inc.

About Bed Bath & Beyond

Bed Bath & Beyond, Inc. (NYSE:BBBY) is building an integrated home ecosystem designed to make living in, financing, protecting, and caring for a home simpler, more accessible, and more affordable. Through a portfolio of trusted retail brands—including Bed Bath & Beyond, buybuy BABY, Overstock, and Kirkland’s—the Company serves millions of customers through omnichannel experiences that act as the front door to the home. These brands generate meaningful engagement, transaction data, and long-term customer relationships across every stage of home ownership and family life. At the center of this ecosystem is Beyond, the Company’s loyalty, data, and services layer, where commerce, financial services, insurance, and protection products converge. By leveraging an asset-light model and a growing home products and services business—including installation, maintenance, and ongoing care—Beyond reduces friction, lowers costs, and expands access for consumers while increasing lifetime value and engagement. The Company also invests in and operates differentiated blockchain and data infrastructure, including tZERO and GrainChain, which enhance transparency, efficiency, and liquidity across financial services, supply chains, and real-world assets. These capabilities support secure transactions, trusted data, and innovative ownership and financing models aligned with the future of the home. Together, Bed Bath & Beyond’s retail brands, digital platforms, financial and protection services, and technology investments form a connected system designed to advocate for consumers while generating durable, recurring value for shareholders.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding: anticipated annualized cost savings; the planned acquisitions of The Container Store, Elfa, and Closet Works; and the Company’s strategies, forecasts, financial outlook, and plans, and the related expected benefits, shareholder value and synergies, and  timing of any of the foregoing. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026, and in our subsequent filings with the SEC.

Contact Information Investor Relations ir@beyond.com pr@beyond.com